Exhibit 1.1

TIZIANA LIFE SCIENCES PLC

Up to $20,000,000

American Depositary Shares, each
Representing Five Ordinary Shares

ATM Sales Agreement

April 10, 2020

ThinkEquity,

a division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, NY 10004

Ladies and Gentlemen:

Tiziana Life Sciences plc, a public limited company incorporated under the laws of England and Wales with registered number 03508592 (the “Company”), confirms its agreement (this “Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity” or the “Agent”), as follows:

1.                  Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, American Depositary Shares (“ADSs”), each representing five (5) ordinary shares, nominal value £0.03 each (the “Ordinary Shares”) having an aggregate offering price of up to $20,000,000 (the “Placement Shares”), provided, however, that in no event shall the Company issue or sell through the Agent such number of Placement Shares that (a) exceeds the number or dollar amount of ADSs that may be sold pursuant to the Registration Statement (as defined below), or (b) exceeds the number of authorized but unissued ADSs of the Company (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through or to the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) pursuant to a deposit agreement (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued thereunder. The Company shall, following the sale of the Placement Shares to or through the Agent deposit, on behalf of the Agent, the Ordinary Shares represented by such ADSs with JPMorgan Chase Bank, N.A., as custodian (the “Custodian”) for the Depositary, which shall deliver such ADSs to the Agent for the account of the Agent for subsequent delivery to the investors, as the case may be.

The Company currently intends to redomicile in Bermuda and will not seek to re-admit the Ordinary Shares on the AIM (as defined below). If the Company successfully cancels the Ordinary Shares from the AIM in connection with this redomicile, the Company intends to cancel its ADR program and have its Bermuda common shares listed on Nasdaq Stock Market LLC (“Nasdaq”). If the foregoing occurs, the term Placement Shares will also include the Bermuda common shares listed on Nasdaq.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form F-3 (File No. 333-236013), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such Registration Statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any then issued Issuer Free Writing Prospectus (as defined in Rule 422 under the Securities Act), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto, shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.                  Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties) of the number or dollar value of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion by promptly notifying the Company of its decision to decline acceptance, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) the Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.                  Sale of Placement Shares by Agent. Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq (“Nasdaq” or the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. Subject to the terms of a Placement Notice, the Agent may also sell Placement Shares by any other method permitted by law, including, but not limited to, in privately negotiated transactions.  Notwithstanding the foregoing, (i) no sale may be made in a privately negotiated transaction without the prior written consent of the Company and (ii) the Company represents that a vast majority of the sales pursuant to this Agreement will be made to the public and not in privately negotiated transactions. “Trading Day” means any day on which the Placement Shares are traded on the Exchange.

4.             Suspension of Sales.

(a)               The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each party agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

(b)               Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.             Sale and Delivery to the Agent; Settlement.

(a)               Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b)               Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales or execution charges of a clearing firm or floor charges or delivery expenses incurred.

(c)               Delivery of Placement Shares. Upon the acceptance of a Placement Notice by the Agent, the Company will (i) issue the Ordinary Shares underlying the ADSs, (ii) instruct the Company’s share registrar to transfer those Ordinary Shares to the Depositary and instruct the Depositary to deliver the ADSs through the facilities of The Depository Trust Company (i.e., through the Deposit and Withdrawal at Custodian System of The Depository Trust Company) and CREST, as applicable, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which ADSs in all cases shall be freely tradable, transferable, registered ADSs in good deliverable form, and (iii) pay the issuance fee in respect of those ADSs to the Depositary.

(d)               Each Settlement Date. On each Settlement Date for the sale of Placement Shares through the Agent as sales agent, such Placement Shares shall be delivered by the Company to such Agent in book entry form to such Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Placement Shares in same day funds delivered to an account designated by the Company. Payment must be received by the Company no later than 10:00 a.m., New York time, on the Settlement Date against payment of the purchase price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company and reasonably acceptable to the Agent payable to the order of the Company for the Placement Shares sold by them all at: (i) the offices of counsel to the Agent, Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174, (ii) another location agreed to in writing by the Company and the Agent, or (iii) remotely. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each party hereunder.

(e)               Default in Delivery of Placement Shares. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or the Depositary (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Depositary (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(f)                Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(g)               Sales Through Agent. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares or any other equity security of the Company shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell Shares on the same day; provided however that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities, (B) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Company has notified the Agent that it will not sell ADSs under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.

6.            Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

(a)               The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 under the Securities Act. The Registration Statement has been filed with the Commission and declared effective under the Securities Act. The Prospectus Supplement will name ThinkEquity as the Agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its respective counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent have consented. The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements. The Registration Statement was declared effective by the Commission on February 6, 2020

(b)               The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date thereof and at each Applicable Time (defined below), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agent specifically for use in the preparation thereof.

Other than (i) the Registration Statement, (ii) a registration statement on Form F-6 (File No. 333-227509) covering the registration of the ADSs to be issued and sold by the Company to through or to the Agent hereunder under the Securities Act (the “ADS Registration Statement”), (iii) the Prospectus Supplement, (iv) the Prospectus and (v) any Issuer Free Writing Prospectus, no other document with respect to the offer and sale of the Placement Shares has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto, or the ADS Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.

(c)               The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed and will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d)               No order preventing or suspending the use of any Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Placement Shares has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and the Prospectus Supplement and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Agent by or on behalf of the Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Agent’s Information (as defined in Section 11(b) hereof).

(e)               At the respective times the Registration Statement and any amendments thereto and the ADS Registration Statement and any amendments thereto became or become effective and at each Settlement Date, the Registration Statement and any amendments thereto and the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Settlement Date, conformed and will conform in all material respects to the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Agent by or on behalf of the Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Agent’s Information (as defined in Section 11(b) hereof). The Prospectus contains or will contain all required information under Rule 430B.

(f)                Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Placement Shares or until any earlier date that the Company notified or notifies the Agent as described in this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, or included or would include an untrue statement of a material fact or, omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Agent by or on behalf of the Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Agent’s Information (as defined in Section 11(b) hereof).

(g)               The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(h)               The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Placement Shares other than any Prospectus and other materials, if any, permitted under the Securities Act and consistent with this Agreement. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations. From and after twelve (12) months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of the Placement Shares to the public in any Member State of the European Economic Area which has implemented Directive 2003/71/EC as amended (including by Directive 2010/73/EU and any relevant implementing measures in the relevant Member State (the “EU Prospectus Directive”)) for which a prospectus would need to be approved and published, in accordance with the EU Prospectus Directive, as implemented in such relevant jurisdiction.

(i)                 The ADSs are listed on The NASDAQ Global Market under the symbol “TLSA” and the Ordinary Shares are listed on the AIM of the London Stock Exchange under the symbol “TILS”, and except as described in the Prospectus, the Company has taken no action designed to, or likely to have the effect of, delisting the ADSs from the Exchange, nor has the Company received any notification that the Exchange nor the AIM is contemplating terminating such listing. The Company is not required to submit a notification of listing of additional shares with the Exchange with respect to securities issued in this Offering. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange and AIM.

(j)                 At the time of filing the Initial Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and the Prospectus, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(k)               The documents incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)                 The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales. Each subsidiary of the Company has been duly incorporated and is validly existing as a private limited company under the laws of England and Wales, Italy or the United States. The Company and each of its subsidiaries are duly qualified to do business and is in good standing, to the extent such concept applies, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or be in good standing, if applicable, or have such power or authority (corporate or other) would not (i) have, individually or in the aggregate, a material adverse effect on the business, properties, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other entity, other than as listed in Schedule 4 hereto.

(m)             This Agreement has been duly authorized, executed and delivered by the Company.

(n)               The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Placement Shares in the form of ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Placement Shares in the form of ADSs by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing such Placement Shares as contemplated by this Agreement and the Deposit Agreement will not trigger any anti-dilution rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company with respect to such Ordinary Shares, ADSs, securities, options, warrants or rights, save for any rights of pre-emption under the United Kingdom Companies Act 2006 (“CA 2006”) that have been duly waived or disapplied. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Registration Statement and the Prospectus. Each holder of ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(o)               The ADSs in the form of Ordinary Shares to be issued and sold by the Company as Placement Shares hereunder have been duly and validly authorized (including pursuant to section 551 of the CA 2006) and, when allotted, issued and delivered against payment therefor as provided herein, will be duly and validly allotted and issued, fully paid, not subject to any call for the payment of further capital and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights, save for any rights of pre-emption under the CA 2006 that have been duly waived or disapplied and will conform to the descriptions thereof in the Registration Statement and the Prospectus The Ordinary Shares represented by ADSs may be freely deposited by the Company with the Custodian for the Depositary against issuance of ADRs evidencing such Placement Shares in the form of ADSs, as contemplated by the Deposit Agreement. The Placement Shares in the form of ADSs have been duly authorized for issuance and sale pursuant to this Agreement (including, in respect of Ordinary Shares represented by the ADSs, pursuant to section 551 of the CA 2006) and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement and the Prospectus The issuance of the Placement Shares is not subject to any liens, encumbrances, rights of first refusal, preemptive or similar rights (including those provided by section 561 (1) of the CA 2006 in respect of the Ordinary Shares represented by ADSs). Upon the issuance, sale and delivery to the purchasers of the Placement Shares, and payment therefor, the purchasers will acquire good, marketable and valid title to such Placement Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. Placement Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

(p)               The Company has an issued and outstanding share capital as set forth in the Registration Statement and the Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid, and are not subject to any call for the payment of further capital and are free of any preemptive or other similar rights, and have been issued in compliance with the Company’s articles of association and applicable company and securities laws, and conform to the description thereof contained in the Prospectus under the heading “Description of Share Capital and Articles of Association.” All of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly granted or issued and were granted or issued in compliance with applicable company and securities laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the Prospectus, there were no authorized or outstanding shares, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company or any of its subsidiaries, other than those described above or described in the Prospectus. Since such date, the Company has not issued any securities other than Ordinary Shares issued upon the exercise of share options or other awards outstanding under the Company’s share option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, the issuance of Ordinary Shares pursuant to employee stock purchase plans or upon the exercise of warrants described in the Prospectus. The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid, nonassessable and free of any preemptive or other similar rights, and has been issued in compliance with applicable company and securities laws and is owned directly by the Company free and clear of any claim, lien, encumbrance, security interest, restriction on voting or transfer or other claim of any third party.

(q)               Except as set forth in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(r)                The issuance and sale of the ADSs as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares of the Company.

(s)                The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Placement Shares by the Company, the deposit of the Ordinary Shares represented by ADSs with the Custodian for the Depositary, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or certificate of incorporation of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. or non-U.S. law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (i) to (iii) above, to the extent that any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)                 Except for the registration of the Placement Shares under the Securities Act and Exchange Act (as defined below) and applicable U.S. state securities laws and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Exchange, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the UK Financial Conduct Authority (the “FCA”) and the London Stock Exchange plc (the “London Stock Exchange”), or pursuant to the AIM Rules for Companies published by the London Stock Exchange from time to time (the “AIM Rules for Companies”), or pursuant to the CA 2006, the United Kingdom Financial Services and Markets Act 2000, as amended, and/or EU Regulation (EU 596/2014) on market abuse (the “Market Abuse Regulation”), in connection with the purchase and distribution of the Placement Shares by the purchasers, the listing of the Placement Shares on the Exchange and the admission of the Ordinary Shares to be sold by the Company hereunder to trading on the AIM market operated by the London Stock Exchange (“AIM”), as applicable, no consent, approval, authorization or order of, or filing, qualification or registration (each, an “Authorization”) with, any U.S. or non-U.S. court, governmental or regulatory agency or authority, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the issuance and sale of the Placement Shares, the deposit of the Ordinary Shares represented by ADSs with the Custodian for the Depositary or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

 (u)               Mazars LLP, who have certified certain financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable laws of England and Wales.

(v)               The financial statements, together with the related notes, included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the European Union and the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Prospectus. The financial statements, together with the related notes, included in the Registration Statement and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement or the Prospectus. The pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X and present fairly, in all material respects, the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(w)             Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus, or (ii) any change in the capital stock (other than the issuance of Ordinary Shares or other securities of the Company upon exercise, exchange, vesting, or conversion of awards granted pursuant to, and the grant of awards under, existing equity incentive plans described in the Registration Statement and the Prospectus or the issuance of Ordinary Shares pursuant to the terms of warrants, each as described in the Registration Statement and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse changes, or, to the Company’s knowledge, any development involving a prospective material adverse change, in or affecting the business, properties, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(x)               Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. The Company and each of its subsidiaries is in compliance with all applicable U.S. or non-U.S. laws, rules, regulations, orders and decrees governing its business and the regulation of pharmaceuticals or biohazardous substances or materials, including without limitation the U.S. federal Food, Drug and Cosmetic Act, U.S. data privacy and securities laws and U.S. health care fraud and abuse laws, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(y)               Neither the Company nor any of its subsidiaries is in (i) violation of its articles of association or certificate of incorporation, as applicable, (ii) violation of the AIM Rules for Companies and/or, assuming compliance by the Agent with the requirements and restrictions of the FCA’s Prospectus Rules, (iii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (including, without limitation, those administered by the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (the “EMA”) or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction) or (iv) violation in any respect of any other law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) through (iv) above, for any such violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z)               The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate U.S. or non-U.S. governmental or regulatory authorities of competent jurisdiction (including, without limitation, the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement the Prospectus (collectively, the “Governmental Permits”), except where any failures to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect, except where such non-compliance, invalidity or failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any subsidiary has received written notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no knowledge that any such Governmental Permit requiring renewal will not be renewed. The Company and each of its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission), except where the failure to so file, obtain, maintain or submit, or such incompleteness or inaccuracy, would not reasonably be expected to have a Material Adverse Effect.

(aa)            The studies, tests and preclinical studies or clinical trials conducted by or on behalf of the Company and its subsidiaries that are described in the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with applicable laws and regulations including all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs and comparable state and foreign laws, regulations relating to good clinical practices and good laboratory practices and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”). The descriptions of the results of the Company Studies and Trials contained in the Registration Statement and the Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Prospectus, the results of which materially call into question the results described or referred to in the Prospectus; and the Company has not received any written notices or correspondence from the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction requiring the termination, suspension or material modification of any Company Studies and Trials where such termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect. Neither the Company, nor its subsidiaries nor to the Company’s knowledge, any of their respective directors, officers, employees or agents is debarred, suspended or excluded, or has been convicted of any crime that would result in a debarment, suspension or exclusion from any U.S. federal or state government health care program or human clinical research The Company (i) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (ii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iii) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iv) have not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (v) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(bb)           The Company is not and, after giving effect to the offering of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)            There are no business relationships or related person transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus that have not been described as required.

(dd)           Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, save where such action was carried out in conformity with Article 5 of the Market Abuse Regulation and the delegated regulation(s) thereunder (or, prior to the Market Abuse Regulation coming into effect on July 3, 2016, the price stabilizing rules of the FCA).

(ee)            The Company and each of its subsidiaries owns or possesses the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) that, to the Company’s knowledge, are necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries has received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable Intellectual Property Rights of any other person. Neither the Company nor any of its subsidiaries has received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or exclusively licensed by the Company or its subsidiaries. To the Company’s knowledge, the Company’s and its respective subsidiaries’ businesses as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus do not and will not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. Except as disclosed in the Registration Statement and Prospectus, to the Company’s knowledge, there are no third parties who have rights to any Intellectual Property Rights described in the Registration Statement and the Prospectus as being owned by or exclusively licensed to the Company (collectively, “Company Intellectual Property Rights”), including no liens, security interests, or other encumbrances, except for customary reversionary rights of third-party licensors with respect to Intellectual Property Rights that are disclosed as licensed to the Company or one or more of its subsidiaries. To the Company’s knowledge, there is no infringement by third parties of any Company Intellectual Property Rights. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Company Intellectual Property Rights disclosed in the Registration Statement and the Prospectus as being owned by or exclusively licensed to the Company. To the Company’s knowledge, all licenses for the use of the Company Intellectual Property Rights described in the Registration Statement and the Prospectus as exclusively licensed to the Company or its subsidiaries (collectively, “Company In-Licenses”) are valid, binding upon and enforceable by or against the Company or its subsidiaries and by or against the other parties thereto in accordance with their terms. The Company and each of its subsidiaries has complied in all material respects with all Company In-Licenses, and is not in breach of any Company In-License. Neither the Company nor any of its subsidiaries has received written notice of any asserted or threatened claim of breach of any Company In-License, and the Company has no knowledge of any breach by any other person of any Company In-License. Except as described in the Prospectus, there is no pending, and the Company has not received written notice of any threatened, action, suit, proceeding, or claim against the Company or any of its subsidiaries (i) alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person; or (ii) challenging the validity, enforceability, or scope of any Company Intellectual Property Rights owned by, and to the Company’s knowledge, exclusively licensed to the Company, including no interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard the Company Intellectual Property Rights, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company Intellectual Property Rights owned by the Company have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's or any of its subsidiaries’ right to own, use, or hold for use any of the Company Intellectual Property Rights described in the Registration Statement and the Prospectus as owned by or licensed to the Company for use in the conduct of the business of the Company or its subsidiaries as currently conducted. The Company has at all times complied with all applicable U.S. or non-U.S. laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except where such claim would not reasonably be expected to have a Material Adverse Effect, no claims have been asserted or threatened in writing against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company and each of its subsidiaries has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company or any of its subsidiaries and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

(ff)              The Company and its subsidiaries own no real property. The Company and its subsidiaries have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that, individually or in the aggregate, could reasonably be expected to materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(gg)           There is (A) no unfair labor practice complaint pending against the Company, nor, to the Company’s knowledge, threatened against it, before any U.S. or non-U.S. governmental authorities of competent jurisdiction (including the U.S. National Labor Relations Board and any U.S. state or local labor relations board or any foreign labor relations board), and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company.

(hh)           The Company is in compliance with all U.S. and non-U.S. rules, laws and regulations issued by governmental authorities of competent jurisdiction relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (the “Environmental Laws”). Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and (ii) there has been no disposal, discharge, emission or other release of any kind on to such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances. In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on the business and assets of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). The Company has not identified any such associated costs and liabilities that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)              The Company and its subsidiaries (i) have filed all necessary U.S. and non-U.S. (federal, state, local and foreign) tax returns (or properly requested extensions with respect to such returns), and such returns were when filed, and remain, complete and correct (ii) have paid all federal, state, local and foreign taxes required to be paid and any related assessments, fines, penalties or governmental charges due and payable for which it is liable, except as may be being contested in good faith by appropriate proceedings, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it, except, in each of (i), (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period.

(jj)              Except as described in the Registration Statement or the Prospectus, no stamp duty, stamp duty reserve, registration, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the United Kingdom by or on behalf of the Agent in connection with (i) the creation and issuance and delivery of the Ordinary Shares by the Company in the manner contemplated by this Agreement and the Deposit Agreement; (ii) the delivery of the Ordinary Shares by the Company in the manner contemplated by this Agreement (and for the avoidance of doubt, the “manner contemplated by this Agreement” is that such delivery of Ordinary Shares shall form part of the issuance of such Ordinary Shares); (iii) the delivery of the Ordinary Shares by the Company to the Depositary in the manner contemplated by the Deposit Agreement; (iv) the issuance of the Placement Shares, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (v) the initial sale and delivery of the Placement Shares (or the ADRs evidencing the Placement Shares) to purchasers thereof in the manner contemplated by this Agreement; or (vi) the execution and delivery of this Agreement.

(kk)           The Company carries or is covered by insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of their respective properties and as is generally deemed customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance in all material respects with the terms of such policies. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. Except for customary deductibles, the Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Prospectus.

(ll)              The Company and each of its subsidiaries has established and maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act and the Exchange Act Rules that enables the Company to comply with the AIM Rules for Companies and that will enable the Company to comply with the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal control over financial reporting of the Company and its subsidiaries are effective. Except as described in the Prospectus, since the end of the Company’s most recently audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is overseen or will be overseen, when required in accordance with the Exchange Act Rules, by the audit committee (the “Audit Committee”) of the board of directors of the Company (the “Board”). Except as described in the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or to the Board, and within the next ninety (90) days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting (each, an “Internal Control Event”) or any material violation of, or failure to comply in all material respects with, U.S. federal securities laws.

 (mm)      Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement and the Prospectus, the Company does not believe that it was a passive foreign investment company, as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2019.

(nn)           The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor the Audit Committee have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three (3) fiscal years, or (iii) any Internal Control Event.

(oo)           The Company has established and maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that enable the Company to comply with the requirements of the AIM Rules for Companies and that will enable the Company to comply with the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries which is required to be disclosed by the Company in reports that they file or submit is recorded, processed, summarized and reported within the time periods specified by the London Stock Exchange and the Commission, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted, or will conduct when required, evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(pp)           The minute books of the Company and its subsidiaries have been made available to the Agent and counsel to the Agent, and such books (i) contain a complete summary of all meetings and actions of the Board (including each Board committee) and shareholders of the Company and its subsidiaries (or analogous governing bodies and interest holders, as applicable) since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(qq)           There is no license, lease, contract, or other agreement or document required by the Securities Act or by the rules and regulations thereunder to be described in the Prospects or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(rr)              No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates, on the other hand, which is required by the Securities Act or by the rules and regulations thereunder to be described in the Prospectus and which is not so described.

(ss)             No person or entity has the right to require registration of shares of Ordinary Shares, ADSs or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement, the ADS Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(tt)              The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Placement Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Placement Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(uu)           Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries, or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares or any transaction contemplated by this Agreement, the Registration Statement or the Prospectus.

(vv)           Since the date as of which information is given in the Prospectus through the date hereof, and except for the obligations created by this Agreement and as set forth in the Prospectus, the Company has not (i) issued or granted any securities other than options to purchase Ordinary Shares pursuant to the Company’s share option plan, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its shares.

(ww)       If applicable, all of the information provided to the Agent or to counsel for the Agent by the Company, and to the Company’s knowledge, by its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete in all material respects as of the date hereof.

(xx)           Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(yy)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)            A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(aaa)        The Company is in compliance with all listing and admission requirements and continuing obligations pursuant to the AIM Rules for Companies, the Market Abuse Regulation and the UK Disclosure Guidance and Transparency Rules made by the FCA as amended from time to time (as applicable to the Company).

(bbb)       The Company has taken all actions reasonably necessary to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect.

(ccc)        Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to U.S. or non-U.S. government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of England and Wales or any other jurisdiction in which the Company conducts business; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any U.S. or non-U.S. government official or employee, political party or campaign, political party official, or candidate for political office.

(ddd)       There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(eee)        There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under the laws of England and Wales.

(fff)           The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. All consents of third parties required for the inclusion and use of such data in the Registration Statement and the Prospectus have been obtained.

(ggg)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency  (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(hhh)       Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate, or other person acting on behalf of the Company or any of its subsidiaries is (i) a person, or is owned or controlled by a person that is, designated on the Specially Designated Nationals and Blocked Persons List or Foreign Sanctions Evaders List, which are both maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or any applicable prohibited party list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, nor (ii) currently subject to any sanctions administered by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Relevant Sanctions Authorities”). The Company is not located, organized or resident in a country or territory that is the subject of an embargo by the U.S. government (the “Embargoed Countries”), including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea. Unless authorized by the Relevant Sanctions Authorities, the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any Embargoed Country or any person currently subject to any sanctions administered by the Relevant Sanctions Authorities, or in any manner that will result in a violation by any person (including any person participating in the transactions, whether as an underwriter, advisor, investor or otherwise) of sanctions administered by the Relevant Sanctions Authorities.

(iii)            Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, the Agent.

(jjj)            The directors of the Company have considered the compliance by the Company with the provisions of the UK Corporate Governance Code (2016) as published by the UK Financial Reporting Council (the “UK Corporate Governance Code”), and the Company strives, where practicable for a company of its size and nature, to comply with the standards of good practice prescribed by the UK Corporate Governance Code.

(kkk)       The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be recognized by courts in England and Wales except as may be limited by general principles of equity and except where to do so would be inconsistent with or overridden by the Regulation (EC) No 593/2008 on the Law Applicable to Contractual Obligations (Rome I). The Company has the corporate power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Prospectus or the offering of the Placement Shares in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(lll)            Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues enjoy any rights of immunity from legal proceedings or the execution of judgement or other attachment in England and Wales, pursuant to the State Immunity Act 1978, or the United States, pursuant to the Foreign Sovereign Immunities Act 1976, with respect to this Agreement, the Deposit Agreement or the Placement Shares.

(mmm)      This Agreement and the Deposit Agreement are each in proper form to be enforceable in the State of New York and in England and Wales in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Deposit Agreement it is not necessary that this Agreement or the Deposit Agreement, respectively, be filed or recorded with any court or other authority in England and Wales (other than court filings in the ordinary course of proceedings).

(nnn)       The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement (upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ooo)       Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the English courts as having jurisdiction (according to English conflicts of laws principles and rules of English private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable); (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a New York Court or was obtained in breach of a jurisdiction or arbitration clause except with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in Section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act; and (f) enforcement proceedings are not commenced within six (6) years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable).

(ppp)       Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under United Kingdom, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of the United Kingdom, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(qqq)       There are no debt securities or preferred stock issued, or guaranteed, by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act.

(rrr)          The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (or such shorter period as time as required by the Exchange Act, except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since October 30, 2018.

(sss)          At the time the Registration Statement was declared effective, at the time of the filing of the Prospectus Supplement and the Prospectus and on the date of this Agreement, the Company met the applicable requirements for the use of Form F-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 thereto and other conditions related to the offer and sale of the Placement Shares.

Any certificate signed by or on behalf of the Company and delivered to the Agent or to counsel to the Agent pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby.

7.             [Intentionally omitted.]

8.             Covenants of the Company. The Company covenants and agrees with Agent that:

(a)               Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus disclosing a material change in the terms of the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and the Agent has not reasonably objected in writing thereto within two (2) Business Days (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent any opportunity to object to such filing if such filing does not name the Agent and does not relate to the transactions contemplated by this Agreement, and provided, further, that the only remedy Agent shall have with respect to the failure by the Company to seek such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 8(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)               Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)               Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agent promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during the Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interests of the Company.

(d)               Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)               Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at Agent’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)                Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)               Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h)               Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs or Ordinary Shares (other than the ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable for ADSs, Ordinary Shares, warrants or any rights to purchase or acquire ADSs or Ordinary Shares, during the period beginning on the date on which any Placement Notice is delivered to the Agent hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs or Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for ADSs, Ordinary Shares, warrants or any rights to purchase or acquire, ADSs or Ordinary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) ADSs, Ordinary Shares, restricted stock units, options to purchase ADSs or Ordinary Shares or ADSs or Ordinary Shares issuable upon the exercise of options, pursuant to any stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not ADSs or Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) ADSs or Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, and (iii) ADSs, Ordinary Shares, or securities convertible into or exercisable for ADSs, offered and sold in a negotiated transaction to vendors, customers, strategic partners or potential strategic partners, acquisition candidates or other investors conducted in a manner so as not to be integrated with the offering of ADSs or Ordinary Shares hereby.

(i)                 Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j)                 Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or their respective representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k)               Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)           Representation Dates; Certificate. On the date of this Agreement and within five (5) trading days of each time the Company:

(i)                 files the Prospectus Supplement relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares), the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement or Form F-3 filed pursuant to Rule 415(a)(6) but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)              files an Annual Report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); or

(iii)            files a Form 6-K under the Exchange Act containing financial information that is incorporated by reference into the Registration Statement and the Prospectus (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”);

the Company shall furnish the Agent (but in the case of clause (iii) above only if the Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 8(l) (the “Representation Date Certificate”); provided, however, if no Placement Notice is pending at such Representation Date, then before the Company delivers a Placement Notice or an Agent sells any Placement Shares, the Company shall provide the Agent with a Representation Date Certificate. The requirement to provide a Representation Date Certificate shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 20-F. Notwithstanding the foregoing, (i) in the case of the first Placement Notice following the date of this Agreement but prior to the filing of the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “First Placement Notice”), or (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Representation Date Certificate, then before the Company delivers the Placement Notice or an Agent sells any Placement Shares, the Company shall provide the Agent with a Representation Date Certificate, dated the date of the Placement Notice.

(m)         Legal Opinions and Negative Assurance Letters. On or before the date of the First Placement Notice, the Company shall cause to be furnished to the Agent:

(i)                Sheppard Mullin Richter & Hampton LLP, U.S. counsel to the Company, shall have furnished to the Agent such counsel’s written opinion and negative assurance letter, addressed to the Agent and dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Agent.

(ii)              Orrick (UK) LLP, UK counsel to the Company, shall have furnished to the Agent such counsel’s written opinion, addressed to the Agent and dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Agent.

(iii)            Ziegler, Ziegler & Associates, LLP, counsel for the Depositary, shall have furnished to the Agent such counsel’s written opinion, addressed to the Agent and dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Agent.

Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a Representation Date Certificate for which no waiver is applicable, the Company shall cause to be furnished to the Agent the opinion and negative assurance letter of U.S. counsel to the Company and the opinion of U.K. counsel to the Company in form and substance satisfactory to the Agent and counsel to the Agent; provided however, in the case of the First Placement Notice or if no placement notice is pending at such Representation Date, then before the Company delivers a Placement Notice or an Agent sells any Placement Shares, the Company shall provide the Agent with such opinions and negative assurance letter; provided, further, that in lieu of such opinions and negative assurance letter for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinions and negative assurance letter delivered under this Section 8(m) to the same extent as if it were dated the date of such letter (except that statements in such prior negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n)            Comfort Letter. On or before the date of the First Placement Notice and within five (5) Trading Days of each Representation Date, with respect to which the Company is obligated to deliver a certificate in the form reasonably acceptable to ThinkEquity and its counsel for which no waiver is applicable, the Company shall cause Mazars LLP, the Company’s independent registered public accounting firm (the “Company’s Accountants”) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 8(n); provided however, in the case of the First Placement Notice or if no placement notice is pending at such Representation Date, then before the Company delivers a Placement Notice or an Agent sells any Placement Shares, the Company shall provide the Agent with the Comfort Letters; provided, further, that if requested by the Agent, the Company shall cause the Comfort Letters to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letters from the Company’s Accountants shall be in a form and substance satisfactory to the Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letters, the “Initial Comfort Letters”) and (iii) updating the Initial Comfort Letters with any information that would have been included in the Initial Comfort Letters had they been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters.

(o)               Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of ADSs or (ii) sell, bid for, or purchase ADSs, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(p)               Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(q)               No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in their capacity as Agent hereunder, neither the Agent nor the Company (including its Agent and representatives, other than Agent in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r)                Sarbanes-Oxley Act. The Company’s financial statements have been prepared in conformity with IFRS as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will use commercially reasonable efforts to maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

9.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement upon the filing of the Prospectus Supplement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of the counsel to the Agent, payable upon the execution of this Agreement, in an amount not to exceed $25,000, and the semi-annual disbursements of counsel to the Agent not to exceed $2,500 each six-month period; provided, however that no payment shall be due for any period in which the Company does not deliver a Placement Notice (which amount shall include all fees and disbursements of such counsel described in clause (ix) below), (vi) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus (defined below) and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem necessary, (vii) the preparation, printing and delivery to the Agent of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, in such number as the Agent shall deem necessary, (viii) the fees and expenses of the transfer agent and registrar of the Ordinary Shares for the ADSs and the Depositary, (ix) the fees and expenses incident to any review by FINRA of the terms of the sale of the Placement Shares as referenced in (v)(i) above, and (x) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10.           Conditions to Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to each in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in their sole discretion; provided that in the case of the First Placement Notice, any such waiver shall be in the mutual agreement of both Agent) of the following additional conditions:

(a)               Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)              No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)               Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)               Legal Opinions and Negative Assurance Statements. The Agent shall have received the opinions and negative assurance statements of counsel to the Company required to be delivered pursuant Section 8(m)(i), (ii) and (iii) on or before the date on which such delivery of such opinion is required pursuant to Section 8(m)(i) (ii) and (iii).

(f)                Comfort Letter. The Agent shall have received the Comfort Letters required to be delivered pursuant Section 8(n) on or before the date on which such delivery of such Comfort Letters are required pursuant to Section 8(n).

(g)               Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 8(l) on or before the date on which delivery of such certificate is required pursuant to Section 8(l).

(h)               Chief Financial Officer Certificate. On the date of this Agreement, the Agent shall have received a certificate, signed on behalf of the Company by its Chief Financial Officer, in form and substance satisfactory to the Agent and their respective counsel.

(i)                 Secretary’s Certificate. On the date of this Agreement, the Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agent and their respective counsel.

(j)                 No Suspension. Trading in the ADSs or Ordinary Shares shall not have been suspended on the Exchange or the AIM, as the case may be, and the ADS shall not have been delisted from the Exchange and the Ordinary Shares shall not have been delisted from the AIM (other than in connection with the Company’s redomicile in Bermuda).

(k)               Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 8(l), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

(l)                 Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)             Approval for Listing. The ADSs have previously been approved for listing on the Exchange.

(n)               No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 13(a).

11.          Indemnification and Contribution.

(a)              Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, their partners, members, directors, officers, employees and Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Agent, which consent shall not unreasonably be delayed or withheld; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)              Indemnification by the Agent. The Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the eighth paragraph under the section entitled “Plan of Distribution” in the Prospectus (the “Agent’s Information”).

(c)               Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or Agent of an Agent, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.          Additional Covenants.

(a)               Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. The Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Agent shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Shares.

(b)               Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

(c)               No Public Announcements. None of the parties hereto shall, without the approval of the other parties (which approval may not be unreasonably withheld, conditioned, or delayed), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by applicable law or regulation, in which case the other parties shall be advised and all parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

13.          Termination.

(a)               An Agent may terminate this Agreement with respective to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the ADSs or the Ordinary Shares have been suspended or limited by the Commission, the Exchange, or the AIM, as the case may be, or if trading generally on the Exchange or the AIM has been suspended or limited, or minimum prices for trading have been fixed on the Exchange or the AIM, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States or the United Kingdom shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12(b) (Representations and Agreements to Survive Delivery), Section 14 (Notices), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 12(a), such Agent shall provide the required notice as specified in Section 14 (Notices)

(b)               The Company shall have the right, with respect to itself, by giving five (5) days’ written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12(b) (Representations and Agreements to Survive Delivery), Section 14 (Notices), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(c)               The Agent shall have the right, by giving five (5) days’ written notice as hereinafter specified, to terminate this Agreement as to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12(b) (Representations and Agreements to Survive Delivery), Section 14 (Notices), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(d)               Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of the following: (i) the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein, and (ii) June 11, 2020 (unless such date is waived or extended in writing by both of the Company and ThinkEquity); provided that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12(b) (Representations and Agreements to Survive Delivery), Section 14 (Notices), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(e)               This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by unanimous agreement of all of the parties; provided, however, that any such termination by unanimous agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12(b) (Representations and Agreements to Survive Delivery), Section 14 (Notices), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect.

(f)                Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)               Subject to the additional limitations set forth in Section 8 of this Agreement, in the event of termination of this Agreement prior to the sale of any Placement Shares, the Agent shall be entitled only to reimbursement of their respective out-of-pocket expenses actually incurred.

14.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

If to ThinkEquity to:

ThinkEquity, a division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, New York 10004

Attn: Eric Lord, Head of Investment Banking

Email: notices@think-equity.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Attention: Leslie Marlow, Esq. or Patrick J. Egan, Esq.

Fax No: (212) 208-4657

E-mail: lmarlow@gracin@marlow.com or pegan@gracinmarlow.com

If to the Company:

Tiziana Life Sciences plc

3rd Floor, 11-12 St James’s Square

London SW1 4LB, United Kingdom

Attn: Chief Financial Officer

Fax No.: +44 20 7495 2379

with a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: Jeffrey Fessler, Esq.

Fax No.: (212) 653-8701

E-mail: jfessler@sheppardmullin.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Agent may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

16.          Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

17.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with the Agent Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof, except as set forth below. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. Notwithstanding this Section 17 or any other provision contained herein, the provisions of the Engagement Letter dated as of April 9, 2020 by and between the Company and ThinkEquity shall not be modified or superseded, and shall remain effective in all respects as originally agreed to by the parties thereto.

18.              GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.              CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.              Use of Information. The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22.              Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.              Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

24.              Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

    (a)               The Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)               it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               the Agent have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)               it is aware that the Agent and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)               it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’ obligations under this Agreement and to keep information provided by the Company to the Agent and its respective counsel confidential to the extent not otherwise publicly-available.

25.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify their respective clients.

26.          Variable Rate Transactions. The Company and ThinkEquity entered into an underwriting agreement, dated March 11, 2020 (the “Underwriting Agreement”) in connection with a consummated underwritten public offering. Section 4(dd) of the Underwriting Agreement prohibited the Company from engaging in any Variable Rate Transaction (as defined therein) until September 11, 2020 (six months after the date of the Underwriting Agreement). The Company and ThinkEquity hereby agree to amend the date set forth in Section 4(dd) of the Underwriting Agreement such that “six (6) months after the Closing Date” is changed to “June 11, 2020.” As a result of the foregoing, The Company agrees that “Until June 11, 2020, except for transactions with existing stockholders of the Company as of March 16, 2020 or with the prior written consent of ThinkEquity, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Ordinary Shares, ADSs or any securities of the Company or its subsidiaries that would entitle the holder thereof to acquire at any time Ordinary Shares, ADSs or other securities (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares and/or ADSs (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares or ADSs either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares or ADSs at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or ADSs or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. ThinkEquity shall be entitled to obtain injunctive relief against the Company to preclude any issuance prohibited by this Section 26, which remedy shall be in addition to any right to collect damages.

27.           Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement, and (iii) each Settlement Date.

“Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Trading Day” means any day on which the ADSs are purchased and sold on the Exchange.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

TIZIANA LIFE SCIENCES PLC

By: /s/ Kunwar Shailubhai
Name: Kunwar Shailubhai
Title: Chief Executive Officer and Chief Scientific Officer

ACCEPTED as of the date first-above written:

THINKEQUITY, A DIVISION OF FORDHAM FINANCIAL MANAGEMENT, INC.

By: /s/ Eric Lord
Name: Eric Lord
Title: Head of Investment Banking

SCHEDULE 1

________________________

 FORM OF PLACEMENT NOTICE

__________________________

From: TIZIANA LIFE SCIENCES PLC

To: THINKEQUITY, A DIVISION OF FORDHAM FINANCIAL MANAGEMENT, INC

Attention:

Subject	Placement Notice

Date:	_____________, 20[__]

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the ATM Sales Agreement by and between Tiziana Life Sciences plc, a public limited company incorporated under the laws of England and Wales with registered number 03508592 (the “Company”), and ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), dated April [__], 2020, the Company hereby requests that ThinkEquity sell up to ____________ of the Company’s American Depositary Shares (“ADSs”), each representing five (5) ordinary shares, nominal value £0.03 each, at a minimum market price of $_______ per ADS, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

__________________________

Compensation

__________________________

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 2.5% of the aggregate gross proceeds from each sale of Placement Shares.

SCHEDULE 3

__________________________

Notice Parties

__________________________

The Company

Kunwar Shailubhai	shailu@TizianaLifeSciences.com

Tiziano Lazzaretti	TLazzaretti@TizianaLifeSciences.com

ThinkEquity

William Baquet	wbaquet@fordhamfinancial.com

With a copy to DealTeam@think-equity.com and Notices@think-equity.com

SCHEDULE 4

Subsidiaries of Tiziana Life Sciences plc

Legal Name of Subsidiary	Jurisdiction of Organization
Tiziana Pharma Limited	England & Wales
Tiziana Therapeutics Inc.	United States of America
Longevia Genomics S.r.l.	Italy

EXHIBIT 8(l)

Form of Representation Date Certificate

____________________, 20__

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 8(l) of the ATM Sales Agreement (the “Agreement”), dated April [__], 2020, and entered into between Tiziana Life Sciences plc, a public limited company incorporated under the laws of England and Wales with registered number 03508592 (the “Company”), and ThinkEquity, a division of Fordham Financial Management, Inc. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned, a duly appointed and authorized officer of the Company, having made all necessary inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate, hereby certifies as follows:

1.	As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

2.	Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects.

3.	Each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement or in the Waivers has been duly, timely and fully complied with in all material respects.

4.	Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect.

5.	No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Representation Date Certificate as of the date first written above.

TIZIANA LIFE SCIENCES PLC

By:_______________________________________

Name:

Title:

48